UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2026

_________________________________________________________
Barings Capital Investment Corporation
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-01348	85-0654007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina		28202
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200
Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class            Trading Symbol            Name of Each Exchange on Which Registered
None                 N/A                    N/A        _________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On October 22, 2026, Barings Capital Investment Corporation (the “Company”) entered into a Note Purchase Agreement (the “October 2026 NPA”) governing the issuance of $100.0 million in aggregate principal amount of senior unsecured notes due February 22, 2028 (the “February 2028 Notes”), in each case, to qualified institutional investors in a private placement. The February 2028 Notes were delivered and paid for on October 22, 2026.
The February 2028 Notes have a fixed interest rate of 6.79% per year, subject to a step up of 0.75% per year, to the extent the February 2028 Notes fail to satisfy certain investment grade rating conditions. The proceeds from the issuance of the February 2028 Notes, along with cash on hand, were used to prepay in full on October 22, 2026, the Company’s $100.0 million in outstanding aggregate principal amount of senior unsecured notes due February 2027 (plus accrued and unpaid interest to, but not including, the date of prepayment).
The February 2028 Notes will mature on February 22, 2028, unless redeemed, purchased or prepaid prior to such date by the Company in accordance with the terms of the October 2026 NPA. Interest on the February 2028 Notes will be due semiannually in February and August of each year, beginning in February 2027. In addition, the Company is obligated to offer to repay the February 2028 Notes at par (plus accrued and unpaid interest to, but not including, the date of prepayment) if certain change in control events occur. Subject to the terms of the October 2026 NPA, the Company may redeem the February 2028 Notes in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if redeemed on or before August 22, 2027, a make-whole premium.
The October 2026 NPA contains certain representations and warranties, and various covenants and reporting requirements customary for agreements of this type, including, without limitation, information reporting, maintenance of the Company’s status as a BDC within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and certain restrictions with respect to transactions with affiliates, fundamental changes, changes of line of business, liens, restricted payments, and investments. In addition, the October 2026 NPA contains the following financial covenants: (a) maintaining a minimum obligors’ net worth, measured as of each fiscal quarter-end; (b) not permitting the Company’s asset coverage ratio, as of the date of the incurrence of any debt for borrowed money or the making of any cash dividend to shareholders, to be less than the statutory minimum then applicable to the Company under the 1940 Act; and (c) not permitting the Company’s net debt-to-equity ratio to exceed 2.0x, measured as of each fiscal quarter-end.
The October 2026 NPA also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness of the Company or its subsidiary guarantors, if any, certain judgments and orders, and certain events of bankruptcy. Upon the occurrence of certain events of default, the holders of greater than 66-2/3% in principal amount of the February 2028 Notes at the time outstanding may declare all February 2028 Notes then outstanding to be immediately due and payable.
The Company’s obligations under the October 2026 NPA are general unsecured obligations that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
The February 2028 Notes were offered in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The February 2028 Notes have not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.
On October 22, 2026, the Company entered into Amendment No. 1 to the Second Amended and Restated Senior Secured Credit Agreement, as amended (“Amendment No. 1”), among the Company, as borrower, the subsidiary guarantors party thereto, the lenders party thereto and ING Capital LLC, as administrative agent, which, among other things, permitted the issuance of the February 2028 Notes.
The description above is only a summary of the material provisions of the October 2026 NPA and Amendment No. 1 and is qualified in its entirety by reference to the copies of the October 2026 NPA and Amendment No. 1, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in this Current Report on Form 8-K set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*	Note Purchase Agreement by and between the Company and the purchasers party thereto, dated October 22, 2026.
10.2*
Amendment No. 1 to the Second Amended and Restated Senior Secured Credit Agreement among the Company, the subsidiary guarantors party thereto, the lenders party thereto and ING Capital LLC, dated October 22, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings Capital Investment Corporation

Date: October 27, 2026	By:	/s/ Elizabeth A. Murray
Elizabeth A. Murray
Chief Financial Officer and Chief Operating Officer